CERTAIN INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [***] BECAUSE IT IS BOTH: (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ADDENDUM TO THE
CLASS A1 PREFERENTIAL SHARES INVESTMENT AGREEMENT
by and among SHAREHOLDERS OF APTOIDE, S.A.
and
DIGITAL TURBINE USA, INC.
In respect of
APTOIDE, S.A.

Dated as of 8 November, 2023

TABLE OF CONTENTS

1.Definitions    1
1.1Defined Terms Used in this Addendum.    1
2.Additional Terms to the Agreement.    2
1.1Increase of Share Capital of the Company and Issuance of Preferential Shares.    2
1.2Closing; Delivery.    3
1.3Use of Proceeds.    3
1.4Decrease of Share Capital of the Company and Redemption of Shares    3
1.5Additional Share Capital Increase    4
3.Amendments to the Agreement.    4
1.1Amendments to the Agreement – Call Option Milestone.    4
4.Amendments to the Shareholders Agreement.    5
1.1Amendments to the Shareholders Agreement – Call Option Rights    5
5.Applicability.    6
6.Order of Precedence    6

Schedules:
Schedule A - SHAREHOLDERS

Exhibits:

Exhibit A - FORM OF AMENDED AND RESTATED ARTICLES OF ASSOCIATION Exhibit B - AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

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ADDENDUM
THIS ADDENDUM (this “Addendum”), is made as of is made as of 8 November, 2023 (the “Effective Date”), by and among
Aptoide, S.A., a company organized under the Laws of Portugal (the “Company”), Digital Turbine USA, Inc., a company organized and existing under the laws of Delaware,
USA, with its registered office at 110 San Antonio Street, Suite 160, Austin, Texas, USA, (the
“Investor” or “Digital Turbine”), and
each of the shareholders listed on Schedule A hereto, the (“Shareholders”).
Company, Investor and Shareholders are sometimes referred to herein individually as a
“Party” and together as the “Parties.”
WHEREAS:
A)The Parties have entered into the CLASS A1 PREFERENTIAL SHARES INVESTMENT AGREEMENT, dated of 23 September, 2022 (the “Agreement”) under which, among others, was agreed the execution of an investment by the Investor in the Company;
B)On the Effective Date, the Company has a share capital of € 106,259.46 (one hundred and six thousand two hundred and fifty-nine euros and forty-six cents) which is fully subscribed and paid-up and made up of 10,625,946 (ten million six hundred and twenty-five thousand nine hundred and forty-six) shares, with a nominal value of € 0.01 (one cent) each, of which 4,422,345 (four million four hundred and twenty-two thousand three hundred and forty-five) shares are Common Shares, 4,361,085 (four million three hundred and sixty-one thousand eighty-five) shares are Class A Preferential Shares and 1,842,516 (one million eight hundred and forty-two thousand five hundred and sixteen) shares are Class A1 Preferential Shares;
C)Subject to the terms and conditions of this Agreement, Digital Turbine intends to subscribe and pay for additional shares in the Company, namely shares of Class A1 Preferential Shares, investing a total aggregate amount of € 8,500,000.00;
D)Additionally, subject to the terms and conditions of this Agreement and subject to the applicable legal requirements, the Parties agree to amend the terms and conditions applicable to the Call Option provided for under the current Shareholders Agreement;
The Parties hereby agree as follows:
1.Definitions
1.1Defined Terms Used in this Addendum. The following terms used in this Addendum shall be construed to have the meanings set forth or referenced below.

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(a)“Addendum” means this Addendum to the Class A1 Preferential Shares Investment Agreement executed between the Parties, dated of 23 September, 2022.
(b)“Agreement” means the Class A1 Preferential Shares Investment Agreement executed between the Parties, dated of 23 September, 2022.
(c)“Closing” has the meaning set forth in Section 2.2.(a).
(d)“New A1 Preferential Shares” has the meaning set forth in Section

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2.1.(b).

2.4.(a).

2.1.(b).

(e)“Restated Articles” has the meaning set forth in Section 2.1.(a).
(f)“Share Capital Decrease” has the meaning set forth in Section

(g)“Share Capital Increase” has the meaning set forth in Section

(h)“Shareholders” means the Company’s shareholders listed on
Schedule A hereto and also the Investor.
(i)“Shareholders Agreement” has the meaning set forth in Section
3.1(a).

2.4 (a).

(j)“Shareholders Repurchases” has the meaning set forth in Section

(k)“Shareholders Repurchases Agreement” has the meaning set
forth in Section 2.4.(a).
2.Additional Terms to the Agreement.
1.1Increase of Share Capital of the Company and Issuance of Preferential
Shares.
(a)The Investor and the Shareholders of the Company shall approve regarding the Closing (as defined below) the Amended and Restated Articles of Association in the form of Exhibit A attached to this Agreement (the “Restated Articles”). The Restated Articles as well as the Share Capital Increase referred below shall be filed with the Commercial Registry Office on the first (1st) Business Day after the date in which the Company receives in its bank account the payment made by Investor referred to in Section 2.2. below.
(b)Subject to the terms and conditions of this Addendum, the Investor agrees to subscribe at the Closing (as defined below) and the Shareholders of the Company hereby agree to approve an increase in the Company’s share capital from € 106,259.46 to € 116,114.53 (the “Share Capital Increase”) in the amount of by € 9,855.07 and issue a total of 985,507 shares of Class A1 Preferential Shares (the “New A1 Preferential Shares”), € 0.01 par value per share,

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to be subscribed by the Investor at the Closing, at a purchase price of € 8.625 per share, at the time and subject to the conditions set forth in Section 2.2., which shall imply a payment of
€ 8,500,000.00 and a share premium of € 8,490,144.93.
1.2Closing; Delivery.
(a)Subject to the terms and conditions of this Addendum, the Share Capital Increase and subscription of the New A1 Preferential Shares shall take place remotely via the exchange of documents and signatures and reception by the Company of wires, on the Effective Date and subject to the satisfaction of the conditions set forth in Section 4 and Section 5 of the Agreement, as far as they are applicable, or, to the extent permitted under applicable Law, waived by the Party or Parties entitled to the benefit of such conditions (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted under applicable Law, waiver of those conditions at such Closing by the Party or Parties entitled to the benefit of such conditions), or at such other time or on such other date or at such other place as the Parties may mutually agree upon in writing (which time and place are designated as the “Share Capital Increase Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified. Subject to the terms and conditions of this Addendum, and for the purpose of completing the Share Capital Increase, on the Closing, the Investor shall make the payment of € 8,500,000.00 therefor by wire transfer to the Company’s bank account with the IBAN PT50 0269 0151 00243501692 11 within two (2) Business Days after the Shareholders’ Meeting resolution approving the Share Capital Increase is taken and signed by the Shareholders and the Investor and on the first (1st) Business Day after the date in which the Company receives in its bank account the payment made by Investor, the Share Capital Increase shall be registered within the Commercial Registry and the Company shall deliver to Investor a certificate representing 985,507 New A1 Preferential Shares.
1.3Use of Proceeds. The Company will use the proceeds from the sale of the New A1 Preferential Shares exclusively for the development of product, technology, the hiring of key employees to expand globally, and for marketing, marketing promotions and incentives, and for growth and acquisition activities, provided, however, that notwithstanding the foregoing, the Company shall use the proceeds from Closing to consummate the Shareholders Repurchases and, as of the Closing, shall reserve € 3,500,000.00 exclusively for such purposes.
1.4Decrease of Share Capital of the Company and Redemption of Shares
(a)Following the Share Capital Increase Closing, subject to the terms and conditions of this Addendum, a Share Capital Decrease and redemption of a certain number of Common Shares, Class A Preferential Shares and Class A1 Preferential Shares, but excluding any A1 Preferential Shares owned by Investor, shall take place remotely via the exchange of documents and signatures and transmission of wires, on or before the thirtieth (30th) Business Day (which time and place are designated as the “Secondary Sellers Closing”) after the Company has agreed to the repurchase 405.797 shares of the Company’s Share Capital, at € 8.625 par fully diluted value per share, for a total of € 3,500,000.00 from the Shareholders (the “Secondary Sellers”) who have agreed to sell their shares, pro rata to the percentage held by each one of them in the Company’s share capital, excluding the Investor’s percentage, at the Shareholders’ Meeting resolution approving the Share Capital Increase (the “Shareholders Repurchases”) and through

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an agreement to be made among the Company and the Secondary Sellers, with the delivery of the correspondent certificates, reasonably acceptable to Investor (the “Shareholders Repurchase Agreement”). The Share Capital Decrease referred above shall be filed with the Commercial Registry Office up to the fifth (15th) Business Day after the Secondary Sellers Closing and the Company shall redeem the respective shares and update the Company’s internal registries accordingly.
1.5Additional Share Capital Increase. In addition to the Share Capital Increase and subscription of the New A1 Shares set forth in Section 2.1 and Section 2.2 of this Addendum, as from the Effective Date and until November 15, 2024, the Investor may undertake to, upon prior written communication from Company and written consent of the Investor, subscribe, and the Shareholders of the Company agree to approve the Share Capital Increase and issuance, up to an additional 173,913 New A1 Preferential Shares in the aggregate for a total of € 1,500,000.00 in the aggregate, pursuant to the terms and conditions of this Addendum. The Shareholders of the Company agree, within fourteen (14) Business Days of written notice from the Company and the Investor stating the number of New A1 Shares to be subscribed by the Investor, to enter into a Closing whereby Investor shall subscribe the New A1 Preferential Shares. Subject to the terms and conditions of this Addendum, up to the (1st) Business Day after the date in which the Company receives in its bank account the payment made by Investor, the Share Capital Increase shall be registered within the Commercial Registry and the Company shall deliver to Investor a certificate representing 173,913 New A1 Preferential Shares being issued to the Investor. For the purpose of completing the Additional Share Capital Increase, the Investor shall make payment of € 8.625 per share thereof by wire transfer to the Company’s bank account in writing at least two (2) Business Days prior to such Closing. For the purposes of this Addendum the Additional Share Capital Increase provided for in this Section 2.5. is subject to the following terms and conditions:
(a)The Company will not be entitled to enforce the subscription of the Additional Share Capital Increase by the Investor prior to the six-month anniversary of the Share Capital Increase Closing. Neither party may enforce the right set forth in Section 2.5 after the expiration or exercise of the call option described in Section 3.1.
(b)The Company will use the proceeds from the Additional Share Capital Increase exclusively for the development of “Games Hub” product, to support the In-App Purchases business and for publisher and developer adoption efforts.
(c)The Company has complied with and previously provided all technical and go-to market information requested by the Investor.

3.Amendments to the Agreement.
1.1Amendments to the Agreement – Call Option Milestone.
(a)Subject to the terms and conditions of this Addendum, the Parties hereby agree, as of the Effective Date, to revoke Section 1.3 of the Agreement, under which Digital Turbine was granted with, subject to the terms and conditions provided for in the Agreement, a Call Option Milestone under which Digital Turbine would have the right to subscribe an additional

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DocuSign Envelope ID: F84819FA-D70C-4A07-8185-6FB523641AF4
Share Capital Increase for a total of € 8,000,000.00. The Parties hereby agree and declare that the execution of the Share Capital Increase provided for in Section 2.1. of this Addendum shall replace such Call Option Milestone. Any references in the Agreement to the Call Option Milestone shall also be deemed to be revoked upon the execution of this Addendum.
4.Amendments to the Shareholders Agreement.
1.1Amendments to the Shareholders Agreement – Call Option Rights
(a)The Investor and the Shareholders of the Company shall approve at the Share Capital Increase Closing the Amended and Restated Shareholders Agreement in the form of Exhibit A attached to this Addendum (the “Restated Shareholders Agreement”).
(b)Subject to the terms and conditions of this Addendum, and without prejudice of other minor amendments to the Restated Shareholders Agreement included in Exhibit B of this Addendum required to ensure that the Restated Shareholders Agreement reflect the agreements between the Parties provided for in this Addendum, the Parties hereby agree to amend the wording of Clause 10 of the Shareholders Agreement which will have, as from the Effective Date, the following wording:
“Clause 10 Call Option Rights
10.1For a period beginning on the earlier of (i) November 15, 2022 and (ii) the deployment of the first variation of an app store and product-level code based on the requirements set forth in commercial agreement, dated as of September 23, 2022, by and between Digital Turbine and the Company and ending on [***] (the “Call Option Term”), Digital Turbine will have the right, but not the obligation, to cause the Company and all of its Shareholders to sell to Digital Turbine all of the then issued and outstanding Shares, equity Securities and convertible Securities of the Company for an aggregate purchase price of [***] or, subject to the execution of the Additional Share Capital Increase provided for in the addendum to the Class A1 Preferential Shares Investment Agreement, dated as of 8 November, 2023, for an aggregate purchase price of [***] (“Call Purchase Price”), on a cash free and debt free basis and to include a normalized level of working capital (“Call Right”).
a.If Digital Turbine desires to exercise the Call Right, Digital Turbine shall deliver to the Company written notice (the “Call Exercise Notice”) exercising the Call Right and the Company shall promptly provide such Call Exercise Notice to all Shareholders.
a.Upon exercise of the Call Right, the Company and the Shareholders shall enter into purchase agreement substantially similar, where applicable, the Investment Agreement, pursuant to which, among other things, the Company will give standard representations and warranties with respect to the Company and its subsidiaries substantially similar to those representations and warranties set forth in the Investment Agreement and each Shareholder will represent and warrant to Digital Turbine that (A) such Shareholder

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has full right, title, and interest in and to the Shares, (B) such Shareholder has all the necessary power and authority and has taken all necessary action to sell such Shares as contemplated by this Clause 10, and (C) the Shares are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances, or other restrictions or limitations of any nature whatso-ever other than those arising as a result of or under the terms of this Shareholders Agreement.
b.The closing of the transactions contemplated by the Call Right shall take place no later than sixty (60) Business Days following receipt by the Company of the Call Exercise Notice (the “Call Right Closing Date”).
c.The Company and the Shareholders shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Clause 10, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.
d.On the Call Right Closing Date, Digital Turbine shall pay the Call Purchase Price for the Shares by wire transfer of immediately available funds and the Shareholders shall deliver to Digital Turbine certificates representing and giving title to Digital Turbine to all of the issued and outstanding Shares, equity Securities and convertible Securities of the Company accompanied by stock powers and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the Call Purchase Price.
10.2In case of default by the Shareholders of the provisions in clause 10.1, the Call Right is subject to specific enforcement procedure (execução específica) set forth in article 287 and following of the Portugal Civil Code, including article 830.”
5.Applicability of the Agreement. The Parties agree and restate the acceptance of the rights and obligations emerging from the Agreement and therefore all the provisions of the Agreement that were not amended by this Addendum will remain valid and in full force, if still applicable, and shall be regarded, for all legal and contractual effects, as fully reproduced hereof.
6.Order of Precedence. With regard to the subject matter of this Addendum, in the event of inconsistencies between the provisions of this Addendum and the Agreement, the provisions of this Addendum shall prevail.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Addendum to the Class A1 Preferential Shares Investment Agreement as of the date first written above.
COMPANY:

By: APTOIDE, S.A.

Name: Paulo Trezentos Title: Director
E-mail: paulo.trezentos@aptoide.com

Name: Álvaro Pinto Title: Director
E-mail: alvaro.pinto@aptoide.com

IN WITNESS WHEREOF, the Parties have executed this Addendum to the Class A1 Preferential Shares Investment Agreement as of the date first written above.
INVESTOR:

BY: DIGITAL TURBINE USA, INC.

Name: Barrett Garrison
Title: Executive Vice-President
Email: barrett.garrison@digitalturbine.com

Addendum Class A1 Preferential Shares Investment Agreement

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